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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated April 3, 2005 relating to the financial statements of Micro Investment, LLC (a wholly-owned subsidiary of ev3 LLC) and financial statement schedule, to the extent Micro Investment, LLC has been included in the financial statement schedule of ev3 LLC, for the year ended December 31, 2002, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Orange County, California
May 27, 2005

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm